EXHIBIT (10)(b)

FIRST AMENDMENT TO AMENDED AND RESTATED

CHANGE OF CONTROL AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CHANGE OF CONTROL AGREEMENT, made this 13th day of November, 2002, by and between C-COR.net CORP., a Pennsylvania corporation (the “Company”), and DAVID A. WOODLE (“Employee”).

BACKGROUND

A. Employee and the Company entered into an Amended and Restated Change of Control Agreement on June 18, 2002 (the “Agreement”), which Agreement provides certain measures and protections for Employee in the event of a change of control of the Company.

B. The Company and Employee mutually desire to amend the Agreement to extend the measures and protections for Employee under Section 3 of the Agreement.

NOW, THEREFORE, the parties to this First Amendment to Amended and Restated Change of Control Agreement, intending to be legally bound, agree as follows:

1. Sections 3 (a) (i) and (ii) of the Agreement shall be amended to delete the language “two (2) times” and “two times” where either phrase is used and replace such language with “five (5) times.”

2. Section 3(b) of the Agreement shall be amended to read as follows:

“(b) Employee shall be entitled to receive an amount of cash equal to five (5) times the average of the Profit Incentive Plan or the successor to such plan (“PIP”) payments of the last five (5) years awarded to him/her under the PIP of the Company, pursuant to the terms of such PIP as in effect immediately prior to such change in control. Such amount will be paid to the Employee within ten (10) days after termination of employment. If the Employee has not received PIP payments for twenty (20) full quarters at the officer level, the average annual PIP will be calculated by averaging the number of full quarters for which Employee’s officer level PIP has been accrued (whether already paid or not paid) and annualizing that amount.”

3. Section 3(c) of the Agreement shall be amended to delete the language “24 months” and replace such language with “five (5) years.”

4. In all other respects, the Agreement is ratified and affirmed and shall continue in accordance with its terms.

5. This First Amendment to Amended and Restated Change of Control Agreement shall be binding upon the successors, heirs, personal representatives and assigns of each party.

COMPANY: C-COR.net CORP.

By: /s/ Donald M. Cook Title: Chairman, Compensation Committee

EMPLOYEE:

/s/ David A. Woodle DAVID A. WOODLE